UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2021

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 2, 2021, On Track Innovations Ltd. (the “Company”) held an extraordinary general meeting of its shareholders (the “Meeting”). The final results of the shareholders voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — To approve the right of Jerry L. Ivy, Jr. Descendants’ Trust, the Company’s controlling shareholder, to convert an amount of up to $1,500,000, together with interest accrued and all other amounts outstanding, into ordinary shares of the Company, at the conversion price specified in the proxy statement, in accordance with the provisions of the loan financing agreement dated December 9, 2020.

Proposal No. 1 above was approved by the Company’s shareholders as required under the Israeli Companies Law, 1999 (the “Companies Law”). The votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,698,504	3,585,079	201,921	0

Proposal No. 2 — To approve that, by exercising Jerry L. Ivy, Jr. Descendants’ Trust’s (“Ivy”) right to purchase additional shares under such Item 1, Ivy’s holdings in the Company may exceed more than 45% of the total voting rights of the Company, pursuant to Section 328(b) of the Companies Law.

Proposal No. 2 above was approved by the Company’s shareholders as required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,680,962	3,601,176	203,366	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: March 2, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer